SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): May 27, 1998


Commission              Exact Name Of Registrant As             IRS Employer
File Number              Specified In Its Charter             Identification No.
-----------              ----------------------------         ------------------

  1-12459              MidAmerican Energy Holdings Company        42-1451822
                              (An Iowa Corporation)


  1-11505                 MidAmerican Energy Company              42-1425214
                              (An Iowa Corporation)



666 Grand Avenue, P. O. Box 657, Des Moines, Iowa      50303-0657
(Address of principal executive offices)               (Zip Code)





Registrant's telephone number, including area code:    515/242-4300



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Item 5.  OTHER EVENTS.

          MidAmerican Energy Company, a public utility company and wholly owned subsidiary of MidAmerican Energy Holdings Company, announced on May 27, 1998 the acquisition of AmerUs Home Services Inc. (the third-largest real estate brokerage group in the nation). A copy of MidAmerican's press release is attached to this report.



Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (c)  Exhibits.

                 Press Release of MidAmerican Energy Company dated May 27, 1998.



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          MIDAMERICAN ENERGY HOLDINGS COMPANY
                                          MIDAMERICAN ENERGY COMPANY



                                          /s/ Paul J. Leighton
                                          Paul J. Leighton
                                          Vice President and Corporate Secretary



May 27, 1998



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FOR IMMEDIATE RELEASE

May 27, 1998


Tim Grabinski at 515-281-2343
(tdgrabinski@midamerican.com)



                MidAmerican Energy Finalizes Innovative Purchase
              Of Real Estate Brokerage; Sees Benefits to Homeowners

DES MOINES, Iowa -- MidAmerican Energy Holdings Company's innovative acquisition of the third-largest real estate brokerage group in the nation became official today with the closing of the deal, promising benefits for brokers, sales agents and shareholders as it adds value and convenience for home buyers.

In purchasing AmerUs Home Services Inc. for approximately $80 million, MidAmerican acquires real estate operations in five states: Iowa Realty and First Realty/Better Homes & Gardens, both operating across Iowa; Edina Realty in Minnesota, North Dakota and Wisconsin; and Carol Jones Realtors in Springfield, Mo.

Stanley J. Bright, MidAmerican's chairman, president and chief executive officer, said, "This is the start of a great partnership. We are bringing the best brands, the best people and best services under one roof. Our partnership will enable us to offer the home buyer a full array of services at exactly the point when the client has these needs."

Ronald J. Peltier, president and CEO of Edina Realty Home Services, said, "While this transaction is the first of its kind, we believe that the connection is a natural. Both of our organizations have been developing value-added services for homeowners."

R. Michael Knapp, president of Iowa Realty, said, "As a partner with MidAmerican, we will have the resources and ingenuity to provide an advantage to our customers whether they're listing a home, connecting electricity or shopping for other services, such as mortgage financing and home security."



                                     -More-


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MidAmerican/Add One





The acquisition breaks MidAmerican out of its traditional market area and provides new channels for its products. Each of the new MidAmerican real estate organizations leads its area in terms of size and market share. On a consolidated basis, the companies comprise the third-largest real estate brokerage group in the United States, based on more than 46,000 residential buyer and seller transactions last year. They have more than 800 employees and more than 3,400 sales agents.

Bright noted that customer choice was coming to the energy industry and that the purchase of a home would be a critical moment for selecting energy services. "Millions of Americans move each year," he said. "We're giving customers more good reasons and opportunities to choose MidAmerican products and services."

MidAmerican and AmerUs signed a letter of intent on April 6. Each real estate company will continue to operate independently under its existing name. No changes in management are planned, and key management personnel in the real estate companies will continue to have a minority equity interest in the operation. MidAmerican was advised on this transaction by Financial Advisory Partners, L.C., of Des Moines.

MidAmerican Energy Holdings Company, headquartered in Des Moines, Iowa, includes MidAmerican Energy, Iowa's largest energy company. MidAmerican Energy serves 648,000 electric customers and 619,000 natural gas customers in Iowa, Illinois, Nebraska and South Dakota. MidAmerican's common stock is traded on the New York Stock Exchange under the symbol MEC. Information is available on the Internet at http://www.midamerican.com.